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                         THE CHARLES SCHWAB CORPORATION


                                                                    EXHIBIT 11.1


                         THE CHARLES SCHWAB CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)


                                                                                               YEAR ENDED DECEMBER 31,

                                                                                         1997           1996           1995
                                                                                         ----           ----           ----


NET INCOME                                                                             $270,277       $233,803       $172,604
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BASIC SHARES:*
  Weighted-average number of common shares outstanding                                  262,545        259,909        257,696
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DILUTED SHARES:*
  Weighted-average number of common shares outstanding                                  262,545        259,909        257,696
  Common stock equivalent shares related to stock incentive plans                        10,030          9,192         10,018
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  Weighted-average number of common and common equivalent shares outstanding            272,575        269,101        267,714
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EARNINGS PER SHARE:*
  Basic                                                                                $   1.03       $    .90       $    .67
  Diluted                                                                              $    .99       $    .87       $    .64
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

* Reflects the September 1997 three-for-two common stock split.

SEE "EARNINGS PER SHARE" NOTE IN THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS REGARDING THE ADOPTION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 128 -- EARNINGS PER SHARE.